EXHIBIT A

to the

Insurance Administrative Services Plan

(Class 4 Shares)

Fund	Effective Date	Termination Date
Global Growth Fund	2/1/15	1/31/16
Global Small Capitalization Fund	2/1/15	1/31/16
Growth Fund	2/1/15	1/31/16
International Fund	2/1/15	1/31/16
New World Fund	2/1/15	1/31/16
Blue Chip Income and Growth Fund	2/1/15	1/31/16
Global Growth and Income Fund	2/1/15	1/31/16
Growth-Income Fund	2/1/15	1/31/16
International Growth and Income Fund	2/1/15	1/31/16
Capital Income Builder	2/1/15	1/31/16
Asset Allocation Fund	2/1/15	1/31/16
Global Balanced Fund	2/1/15	1/31/16
Bond Fund	2/1/15	1/31/16
Corporate Bond Fund	2/1/15	1/31/16
Global Bond Fund	2/1/15	1/31/16
High-Income Bond Fund	2/1/15	1/31/16
Mortgage Fund	2/1/15	1/31/16
US Government/AAA-Rated Securities Fund	2/1/15	1/31/16
Cash Management Fund	2/1/15	1/31/16

Portfolio Series – American Funds Global Growth Portfolio	5/1/15	1/31/16
Portfolio Series – American Funds Growth and Income Portfolio	5/1/15	1/31/16

EXHIBIT A

to the

Insurance Administrative Services Plan

(Class P1 and P2 Shares)

Fund	Effective Date	Termination Date
Managed Risk Growth Fund	2/1/15	1/31/16
Managed Risk International Fund	2/1/15	1/31/16
Managed Risk Blue Chip Income and Growth Fund	2/1/15	1/31/16
Managed Risk Growth-Income Fund	2/1/15	1/31/16
Managed Risk Asset Allocation Fund	2/1/15	1/31/16

Portfolio Series – American Funds Managed Risk Growth Portfolio	5/1/15	1/31/16
Portfolio Series – American Funds Managed Risk Growth and Income Portfolio	5/1/15	1/31/16
Portfolio Series – American Funds Managed Risk Global Allocation Portfolio	5/1/15	1/31/16

AMENDMENT TO

SUB-ADMINISTRATION AGREEMENT

Dated as of May 1, 2015

This Amendment is made and is effective as of May 1, 2015 by and among Capital RESEARCH AND MANAGEMENT COMPANY, a California corporation whose principal place of business is at 333 South Hope Street, Los Angeles, CA 90071 (the “Customer"), AMERICAN FUNDS INSURANCE SERIES, a Massachusetts business trust (the “Series”) and THE BANK OF NEW YORK MELLON, whose principal place of business is at One Wall Street, New York, NY 10286 (“Service Provider”).

WHEREAS, the Customer, the Series and Service Provider are parties to a Sub-Administration Agreement dated as of September 28, 2012 (the “Agreement”);

WHEREAS, the parties to the Agreement desire to amend the Agreement for the purposes of amending and restating the List of Funds at Exhibit A to the Agreement (each fund listed, a “Fund”); and

WHEREAS, the Customer desires to appoint Service Provider to provide the Services (as such term is described in the Agreement) with respect to each Fund and Service Provider agrees to provide the Services with respect to each Fund;

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the parties agree as follows:

1. The Agreement is hereby amended by deleting in its entirety Exhibit A and replacing it with the amended and restated Exhibit A attached hereto.

2. Miscellaneous:

(a)	As hereby amended and supplemented, the Agreement shall remain in full force and effect. In the event of a conflict between the terms of this Amendment and the terms of the Agreement as it relates to the subject matter set forth herein, this Amendment shall control.

(b)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below on the date and year first above written.

CAPITAL RESEARCH AND MANAGEMENT COMPANY

By: _____________________________________

Name:

Title:

AMERICAN FUNDS INSURANCE SERIES,

ON BEHALF OF EACH FUND

By: _____________________________________

Name:

Title:

THE BANK OF NEW YORK MELLON

By: _____________________________________

Name:

Title:

EXHIBIT A

LIST OF FUNDS

Managed Risk Asset Allocation Fund (American Funds Insurance Series)

Managed Risk Growth Fund (American Funds Insurance Series)

Managed Risk Growth-Income Fund (American Funds Insurance Series)

Managed Risk International Fund (American Funds Insurance Series)

Managed Risk Blue Chip Income and Growth Fund (American Funds Insurance Series)

American Funds Managed Risk Growth Portfolio (American Funds Insurance Series – Portfolio Series)

American Funds Managed Risk Growth and Income Portfolio (American Funds Insurance Series – Portfolio Series)

American Funds Managed Risk Global Allocation Portfolio (American Funds Insurance Series – Portfolio Series)

American funds INSURANCE series – PORTFOLIO SERIES

ADMINISTRATIVE SERVICES AGREEMENT

WHEREAS, American Funds Insurance Series (the “Series”), a Massachusetts business trust registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end diversified investment company that consists of the funds set forth on Exhibit B (each a “Fund” and collectively the “Funds”) and may offer additional series of funds in the future;

WHEREAS, each Fund offers one or more of the following share classes of beneficial interest: Class 1, Class 2, Class 4, Class P1 and Class P2, as set forth on Exhibit B (Class 1, Class 2, Class 4, Class P1 and Class P2 shares collectively the “shares”);

WHEREAS, Capital Research and Management Company (the “Investment Adviser”), is a Delaware corporation registered under the Investment Advisers Act of 1940, as amended, and is engaged in the business of providing investment advisory and related services to the Series and to other investment companies;

WHEREAS, the Series wishes to have the Investment Adviser assist financial advisers and other intermediaries with their provision of service to contract owners who invest in variable insurance contracts and policies that use the funds in the Series as underlying investments and to arrange for and coordinate, monitor and oversee the activities performed by insurance companies that offer such contracts to investors (the “administrative services”);

WHEREAS, the Investment Adviser is willing to perform or to cause to be performed such administrative services for the Series’ shares on the terms and conditions set forth herein; and

WHEREAS, the Series and the Investment Adviser wish to enter into an Amended and Restated Administrative Services Agreement (“Agreement”) whereby the Investment Adviser would perform or cause to be performed such administrative services for each Fund’s shares;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged) the parties agree as follows:

1. Services. During the term of this Agreement, the Investment Adviser shall perform or cause to be performed the administrative services set forth in Exhibit A hereto, as such exhibit may be amended from time to time by mutual consent of the parties.

2. Effective Date and Termination of Agreement. This Agreement shall become effective on May 1, 2015 and unless terminated sooner it shall continue in effect until January 31, 2016. It may thereafter be continued from year to year only with the approval of a majority of those Trustees of the Series who are not “interested persons” of the Series (as defined in the 1940 Act) and have no direct or indirect financial interest in the operation of this Agreement or any agreement related to it (the “Independent Trustees”). The effective and termination dates of this Agreement with respect to the Funds are set forth on Exhibit B. This Agreement may be terminated as to the Series as a whole or any Fund in the Series or class of shares of the Funds individually at any time by vote of a majority of the Independent Trustees. The Investment Adviser may terminate this agreement upon sixty (60) days’ prior written notice to the Series.

3. Amendment. This Agreement may not be amended to increase materially the fees payable under this Agreement unless such amendment is approved by the vote of a majority of the Independent Trustees.

4. Assignment. This Agreement shall not be assignable by either party hereto and in the event of assignment shall automatically terminate forthwith. The term “assignment” shall have the meaning set forth in the 1940 Act. Notwithstanding the foregoing, the Investment Adviser is specifically authorized to contract with its affiliates for the provision of administrative services on behalf of the Series.

5. Issuance of Series of Shares. This Agreement may be adopted, amended, continued or renewed with respect to an additional series of shares as provided herein, notwithstanding that such adoption, amendment, continuance or renewal has not been effected with respect to any one or more other series of shares of the Series.

6. Choice of Law. This Agreement shall be construed under and shall be governed by the laws of the State of California, and the parties hereto agree that proper venue of any action with respect hereto shall be Los Angeles County, California.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate original by its officers thereunto duly authorized, as of May 1, 2015.

CAPITAL RESEARCH AND

MANAGEMENT COMPANY

By /s/ Timothy D. Armour

Timothy D. Armour

Chairman and

Principal Executive Officer

By /s/ Michael J. Downer

Michael J. Downer,

Senior Vice President and Secretary

AMERICAN FUNDS INSURANCE SERIES By /s/ Donald D. O’Neal Donald D. O’Neal Vice Chairman By /s/ Steven I. Koszalka Steven I. Koszalka Secretary

EXHIBIT A

to the

Administrative Services Agreement

1. Assisting Financial Intermediaries in their Provision of Shareholder Services

The Investment Adviser shall assist financial advisers and other intermediaries in their provision of services to contract owners who invest in variable insurance contracts and polices that use the Funds in the Series as underlying investments. Such assistance shall include, but not be limited to, responding to a variety of inquiries such as Series investment policies and Series market timing policies. In addition, the Investment Adviser shall provide such intermediaries with in-depth information on current market developments and economic trends/forecasts and their effects on the Series and detailed Series analytics, and such other matters as may reasonably be requested by financial advisers or other intermediaries to assist them in their provision of service to contract owners.

2. Coordination, Oversight and Monitoring of Insurance Companies

The Investment Adviser shall monitor, coordinate and oversee the activities performed by the insurance companies that use the Funds in the Series as underlying investments in variable insurance contracts and policies. In doing so the Investment Adviser shall establish procedures to monitor the activities of such insurance companies. These procedures may, but need not, include monitoring: (i) telephone queue wait times; (ii) telephone abandon rates; (iii) website and voice response unit downtimes; (iv) downtime of the third party’s shareholder account recordkeeping system; (v) the accuracy and timeliness of financial and non-financial transactions; (vi) compliance with the Series prospectus; and (vii) the frequent trading policies of the insurance companies to determine whether such policies are reasonably designed to enforce the frequent trading policies of the Series.

EXHIBIT B

to the

Administrative Services Agreement

Fund	Effective Date	Termination Date
Portfolio Series – American Funds Global Growth Portfolio[1]	5/1/15	1/31/16
Portfolio Series – American Funds Growth and Income Portfolio1`	5/1/15	1/31/16
Portfolio Series – American Funds Managed Risk Growth Portfolio[2]	5/1/15	1/31/16
Portfolio Series – American Funds Managed Risk Growth and Income Portfolio[2]	5/1/15	1/31/16
Portfolio Series – American Funds Managed Risk Global Allocation Portfolio[2]	5/1/15	1/31/16

1 Fund offers Class 1, 2 and 4 shares only. Does not offer Class P1 or P2 shares.

2 Fund offers Class P1 and P2 shares only. Does not offer Class 1, 2, or 4 shares.

EXHIBIT A

to the

Amended and Restated Shareholder Services Agreement

Fund	Effective Date	Termination Date
Global Growth Fund	2/1/15	1/31/16
Global Small Capitalization Fund	2/1/15	1/31/16
Growth Fund[1]	2/1/15	1/31/16
International Fund[1]	2/1/15	1/31/16
New World Fund	2/1/15	1/31/16
Blue Chip Income and Growth Fund	2/1/15	1/31/16
Global Growth and Income Fund	2/1/15	1/31/16
Growth-Income Fund[1]	2/1/15	1/31/16
International Growth and Income Fund	2/1/15	1/31/16
Capital Income Builder	2/1/15	1/31/16
Asset Allocation Fund[1]	2/1/15	1/31/16
Global Balanced Fund	2/1/15	1/31/16
Bond Fund	2/1/15	1/31/16
Corporate Bond Fund	2/1/15	1/31/16
Global Bond Fund	2/1/15	1/31/16
High-Income Bond Fund[1]	2/1/15	1/31/16
Mortgage Fund	2/1/15	1/31/16
US Government/AAA-Rated Securities Fund[1]	2/1/15	1/31/16
Cash Management Fund[1]	2/1/15	1/31/16

Managed Risk Growth Fund[2]	2/1/15	1/31/16
Managed Risk International Fund[2]	2/1/15	1/31/16
Managed Risk Blue Chip Income and Growth Fund[2]	2/1/15	1/31/16
Managed Risk Growth-Income Fund[2]	2/1/15	1/31/16
Managed Risk Asset Allocation Fund[2]	2/1/15	1/31/16

Portfolio Series – American Funds Global Growth Portfolio	5/1/15	1/31/16
Portfolio Series – American Funds Growth and Income Portfolio	5/1/15	1/31/16

Portfolio Series – American Funds Managed Risk Growth Portfolio[2]	5/1/15	1/31/16
Portfolio Series – American Funds Managed Risk Growth and Income Portfolio[2]	5/1/15	1/31/16
Portfolio Series – American Funds Managed Risk Global Allocation Portfolio[2]	5/1/15	1/31/16

1 Fund offers Class 3 shares

2 Fund offers Class P1 and P2 shares only. Does not offer Class 1, 2, 3, or 4 shares.